                                                                    EXHIBIT 11.1

                                 UROLOGIX, INC.

                      COMPUTATION OF LOSS PER COMMON SHARE

                                                                        FOR THE
                                                                NINE MONTHS ENDED MARCH
                             FOR THE YEAR ENDED JUNE 30,                  31,
                         -------------------------------------  ------------------------
                            1993         1994         1995         1995         1996
                         -----------  -----------  -----------  -----------  -----------
PRIMARY AND FULLY
 DILUTED:
Net loss................ $(1,996,637) $(2,524,516) $(5,426,747) $(3,307,873) $(5,381,172)
                         ===========  ===========  ===========  ===========  ===========
Weighted average common
 shares outstanding.....   1,149,578    1,160,629    1,184,821    1,178,982    1,198,338
Effect of cheap shares
 issued (1).............     784,994      784,994      784,994      784,994      784,994
                         -----------  -----------  -----------  -----------  -----------
                           1,934,572    1,945,623    1,969,815    1,963,976    1,983,332
                         ===========  ===========  ===========  ===========  ===========
Loss per common share... $     (1.03) $     (1.30) $     (2.75) $     (1.68) $     (2.71)
                         ===========  ===========  ===========  ===========  ===========
PRO FORMA:
Net loss........................................   $(5,426,747) $(3,307,873) $(5,381,172)
                                                   ===========  ===========  ===========
Weighted average common shares and cheap shares
 outstanding....................................     1,969,815    1,963,976    1,983,332
Effect of conversion of preferred shares (2)....     4,026,347    4,026,347    4,026,347
                                                   -----------  -----------  -----------
                                                     5,996,162    5,990,323    6,009,679
                                                   ===========  ===========  ===========
Pro forma loss per common share.................   $     (0.91) $     (0.55) $     (0.90)
                                                   ===========  ===========  ===========

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(1) All preferred shares issued and options granted from May 1, 1995 to April
    30, 1996 are included in the calculation for all periods presented in accordance with Staff Accounting Bulletin Topic 4(D).
(2) Gives effect of all preferred shares not included in (1) above which convert to common shares concurrent with this offering.